EXHIBIT 1.01

CONFLICT MINERALS REPORT

This unaudited Conflict Minerals Report (this “Report”) of ON Semiconductor Corporation (the “Company”) is attached as Exhibit 1.01 to the Form SD for the year ended December 31, 2014. This Report is also publicly available on the Company’s website at the following link: http://www.onsemi.com/social-responsibility.

The Company is a broad based supplier of semiconductor components that serve a variety of end markets, including automotive, consumer, computing, industrial, wireless, networking, military-aerospace and medical. Our extensive portfolio of power and signal management, logic, discrete and custom devices helps customers efficiently solve their design challenges in advanced electronic systems and products. As a purchaser of products containing the minerals tin, tantalum, tungsten or gold from suppliers for use in our manufacturing process, the Company continues to be concerned about the reports of violence and human rights violations resulting from the sourcing of such minerals from the Democratic Republic of the Congo and adjoining countries (“Covered Countries”). The Company’s Corporate Social Responsibility Report is available at http://www.onsemi.com/social-responsibility.

Pursuant to Rule 13p-1 and Section 13(p) of the Securities Exchange Act of 1934, as amended, which implements Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Conflict Regulations”), the Company was required to make certain inquiries and perform certain due diligence with respect to any “conflict minerals” (as defined by paragraph (d)(3) of Item 1.01 of Form SD) that are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries. For purposes of this report, the term “products” is used to describe products manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries. As a result, when conducting its conflict minerals analysis as required by the federal securities rules, the Company has considered its sole product to be semiconductor components.

As a result of its inquiry, the Company determined that conflict minerals are necessary to the functionality of the Company’s products. In particular, these minerals provide internal electrically conductive connections to the various circuit elements required to manufacture a working semiconductor device and/or provide an electrically conductive path to connect the semiconductor device to the electronic application in which it is utilized.

After conducting a reasonable country of origin inquiry (“RCOI”) and a supply chain due diligence inquiry, the Company has been unable to determine that certain of its conflict minerals did not originate in the Covered Countries or come from recycled or scrap sources, or that such conflict minerals did not directly or indirectly finance or benefit armed groups in the Covered Countries.

Conflict minerals are obtained from sources worldwide, and the Company does not desire to eliminate those originating in Covered Countries. However, the Company is committed to ensuring conflict free sourcing of minerals from our supply chain through collaboration with our suppliers, specifically, as a member of the Electronic Industry Citizenship Coalition (“EICC”) and a participant in the Conflict Free Sourcing Initiative (“CFSI”) which began as a joint effort between the EICC and Global e-Sustainability Initiative (“GeSI”). Being a member of the initiative requires that members engage in reasonable due diligence with their supply chain to assure such minerals are not being sourced from entities supporting armed conflict within the Covered Countries. The Company also recognizes the importance of supporting responsible mineral sourcing from the Covered Countries so as not to negatively impact the economies of those countries.

Due Diligence

As discussed above, based on the Company’s RCOI, the Company was unable to reasonably conclude that all of its conflict minerals did not originate in a Covered Country or come from recycled or scrap sources, or directly or indirectly finance or benefit armed groups in a Covered Country, and the Company continues its diligence on the source and chain of custody of its conflict minerals. In connection with this supply chain diligence, the Company used the framework advocated by the Organization for Economic Co-operation and Development (“OECD”) and, among other actions, implemented the following guidance of the OECD:

•	OECD: Step 1: Established a strong management system

•	The Company continually reviews and updates policies as appropriate to reflect the procedures by which the Company and its suppliers should conduct conflict minerals related diligence.

•	The Company established an internal management team to support supply chain due diligence. The internal management team includes appropriate employees within the Company’s quality, supply chain, finance, operations and legal departments. Regular reports generated as a result of this internal management team’s efforts were provided to the Audit Committee of the Company.

•	The Company utilized the form conflicts minerals reporting template, standardized by the EICC, to collect sourcing information from its suppliers to identify whether (i) conflict minerals sourced by such suppliers originated in Covered Countries and (ii) whether or not smelters used by such suppliers (or such suppliers’ suppliers) have been validated as compliant in accordance with the Conflict Free Smelter Program. Appendix A sets forth a list of smelters, provided by our suppliers, from which the Company obtains product, including mineral type, standard smelter names, and whether the smelter is on the Conflict-Free Sourcing Initiative Compliant Smelter List. In addition, a summary of conflict minerals and countries of origin information, collected as a result of our RCOI efforts, is attached hereto as Appendix B.

•	The Conflict Free Sourcing Initiative developed an audit protocol for verification of entities as compliant with the Conflict Free Smelter Program (“CFSP”) in accordance with the OECD Guidance and in conjunction with complementary traceability schemes in the Covered Countries. The Conflict Free Smelter List is composed of entities that are compliant with the CFSP and that have been subject to an independent third party audit to assess whether the entity employed policies, practices, and procedures to source conflict free minerals. ON Semiconductor uses the CFSP compliant smelter list and any other lists that have been recognized by the CFSI, including the London Bullion Metal Association (LBMA) and Responsible Jewelry Council (RJC) lists for gold. We are a member of CFSI and have access to CFSI country of origin information (RCOI) for entities on the Conflict Free Smelter List.

•	The Company finalized an internal compliance audit to assess and confirm that the due diligence approach followed by the Company was in accordance with OECD framework.

•	OECD: Step 2: Risk Identification and Assessment

Identified supply chain risk

•	The Company has determined 100% of the suppliers who provide it with tin, tantalum, tungsten and gold (“3T&G”) and has, through its supply chain diligence, been able to exclude from this inquiry suppliers who do not provide 3T&G to the Company. As of December 31, 2014, the Company received declaration from 100% of its suppliers of conflict minerals using the Conflict Free Reporting template (“CMRT”).

•	The Company employs Ipoint, a third party web based software platform, to collect, manage and aggregate the CMRT declarations received from its suppliers and to report the results to its customers. This software ensures the company has an auditable ‘chain of custody’ regarding receipt of declarations and information received from suppliers.

•	OECD Step 3: Strategy to respond to Identified risks

Implemented strategy to address that risk

•	The Company has developed a date and version controlled document and conflict minerals audit checklist for use in auditing its major suppliers of conflict minerals and has incorporated this checklist into its ongoing supplier audit process.

•	All suppliers receive a letter through Ipoint requesting them to:

•	Adopt a policy to reasonably assure that the 3T&G in their products does not directly or indirectly finance or benefit armed groups in the Covered Countries.

•	Identify all 3T&G smelters in their supply chain.

•	Report back to the Company by filling in the CMRT.

•	The status is discussed internally in monthly reviews with the conflict minerals team and reported to senior management.

•	OECD Step 4: Smelter audits

Independent auditing of smelters

•	In collaboration with several fellow EICC member companies, the Company participated in audits and pre-audits of certain smelters for conflict minerals in Indonesia, Brazil and Japan. Additionally, our Conflict Mineral coordinators are members of the CFSI working teams that continue to encourage smelters to participate in the CFSP. To that end, the Company approaches, through direct communication and smelter outreach, both the smelters and their customers (our suppliers) in our supply chain, as well as others as assigned to us. The Company also supports CFSI group campaigns to engage smelters.

•	OECD Step 5: Report on supply chain due diligence.

Inherent limitations on due diligence measures

•	The Company is an indirect purchaser of conflict minerals, and our due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of conflict minerals. Our due diligence processes seek data from our direct suppliers and those suppliers seek similar information within their supply chains to identify the original sources of the conflict minerals. Such sources of information may produce inaccurate or incomplete information and may be subject to fraud.

Products

As indicated above, the Company has been unable to determine the origins of certain of the conflict minerals contained in its products. Because the Company cannot determine the origins of the minerals, the Company is not able to state that products containing such minerals do not contain conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries.

Mitigation of Risk Related to Benefiting Armed Groups

The Company continues to improve its processes and procedures to mitigate the risk that its necessary conflict minerals benefit armed groups. In particular, the Company has taken the following steps to improve its due diligence processes:

•	The Company has incorporated conflict minerals compliance requirements into its supplier handbook for all suppliers.

•	The Company has incorporated conflict minerals requirements and checkpoints into its business processes for new product introduction, new supplier qualification and change management.

APPENDIX A

CONFLICT MINERALS SOURCING INFORMATION

METAL	STANDARD SMELTER NAME	CONFLICT FREE STATUS

Gold	Aida Chemical Industries Co. Ltd.	CFSP Validated

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CFSP Validated

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CFSP Validated

Gold	AngloGold Ashanti Córrego do Sítio Minerção	CFSP Validated

Gold	Argor-Heraeus SA	CFSP Validated

Gold	Asahi Pretec Corporation	CFSP Validated

Gold	Asaka Riken Co Ltd	CFSP Validated

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CFSP Validated

Gold	Aurubis AG	CFSP Validated

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CFSP Validated

Gold	Boliden AB	CFSP Validated

Gold	C. Hafner GmbH + Co. KG	CFSP Validated

Gold	Caridad	CFSP Validated

Gold	CCR Refinery – Glencore Canada Corporation	CFSP Validated

Gold	Cendres + Métaux SA	CFSP Validated

Gold	Chimet S.p.A.	CFSP Validated

Gold	Chugai Mining	CFSP Validated

Gold	Daejin Indus Co. Ltd	CFSP Validated

Gold	Do Sung Corporation	CFSP Validated

Gold	Dowa	CFSP Validated

Gold	Eco-System Recycling Co., Ltd.	CFSP Validated

Gold	FSE Novosibirsk Refinery	CFSP Validated

Gold	Guangdong Jinding Gold Limited	CFSP Validated

Gold	Heimerle + Meule GmbH	CFSP Validated

Gold	Heraeus Ltd. Hong Kong	CFSP Validated

Gold	Heraeus Precious Metals GmbH & Co. KG	CFSP Validated

Gold	Hunan Chenzhou Mining Group Co., Ltd.	CFSP Validated

Gold	Hwasung CJ Co. Ltd	CFSP Validated

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CFSP Validated

Gold	Ishifuku Metal Industry Co., Ltd.	CFSP Validated

Gold	Istanbul Gold Refinery	CFSP Validated

Gold	Japan Mint	CFSP Validated

Gold	Jiangxi Copper Company Limited	CFSP Validated

Gold	Johnson Matthey Inc	CFSP Validated

Gold	Johnson Matthey Ltd	CFSP Validated

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CFSP Validated

Gold	JSC Uralelectromed	CFSP Validated

Gold	JX Nippon Mining & Metals Co., Ltd.	CFSP Validated

Gold	Kazzinc Ltd	CFSP Validated

Gold	Kennecott Utah Copper LLC	CFSP Validated

Gold	Kojima Chemicals Co., Ltd	CFSP Validated

Gold	Korea Metal Co. Ltd	CFSP Validated

Gold	Kyrgyzaltyn JSC	CFSP Validated

Gold	L’ azurde Company For Jewelry	CFSP Validated

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CFSP Validated

Gold	LS-NIKKO Copper Inc.	CFSP Validated

Gold	Materion	CFSP Validated

Gold	Matsuda Sangyo Co., Ltd.	CFSP Validated

Gold	Metalor Technologies (Hong Kong) Ltd	CFSP Validated

Gold	Metalor Technologies Ltd. (Suzhou)	CFSP Validated

Gold	Metalor Technologies (Singapore) Pte. Ltd.	CFSP Validated

Gold	Metalor Technologies SA	CFSP Validated

Gold	Metalor USA Refining Corporation	CFSP Validated

Gold	Met-Mex Peñoles, S.A.	CFSP Validated

Gold	Mitsubishi Materials Corporation	CFSP Validated

Gold	Mitsui Mining and Smelting Co., Ltd.	CFSP Validated

Gold	Moscow Special Alloys Processing Plant	CFSP Validated

Gold	Nadir Metal Rafineri San. Ve Tic. A.	CFSP Validated

Gold	Navoi Mining and Metallurgical Combinat	CFSP Validated

Gold	Nihon Material Co. LTD	CFSP Validated

Gold	Ohio Precious Metals, LLC	CFSP Validated

Gold	Ohura Precious Metal Industry Co., Ltd	CFSP Validated

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	CFSP Validated

Gold	OJSC Kolyma Refinery	CFSP Validated

Gold	PAMP SA	CFSP Validated

Gold	Prioksky Plant of Non-Ferrous Metals	CFSP Validated

Gold	PT Aneka Tambang (Persero) Tbk	CFSP Validated

Gold	PX Précinox SA	CFSP Validated

Gold	Rand Refinery (Pty) Ltd	CFSP Validated

Gold	Royal Canadian Mint	CFSP Validated

Gold	Sabin Metal Corp.	CFSP Validated

Gold	SAMWON METALS Corp.	CFSP Validated

Gold	Schone Edelmetaal	CFSP Validated

Gold	SEMPSA Joyería Platería SA	CFSP Validated

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CFSP Validated

Gold	So Accurate Group, Inc.	CFSP Validated

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CFSP Validated

Gold	Solar Applied Materials Technology Corp.	CFSP Validated

Gold	Sumitomo Metal Mining Co., Ltd.	CFSP Validated

Gold	Tanaka Kikinzoku Kogyo K.K.	CFSP Validated

Gold	The Great Wall Gold and Silver Refinery of China	CFSP Validated

Gold	The Refinery of Shandong Gold Mining Co. Ltd	CFSP Validated

Gold	Tokuriki Honten Co., Ltd	CFSP Validated

Gold	Tongling nonferrous Metals Group Co.,Ltd	CFSP Validated

Gold	Torecom	CFSP Validated

Gold	Umicore Brasil Ltda	CFSP Validated

Gold	Umicore Precious Metals Thailand	CFSP Validated

Gold	Umicore SA Business Unit Precious Metals Refining	CFSP Validated

Gold	United Precious Metal Refining, Inc.	CFSP Validated

Gold	Valcambi SA	CFSP Validated

Gold	Western Australian Mint trading as The Perth Mint	CFSP Validated

Gold	Williams/ Williams Brewster	CFSP Validated

Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	CFSP Validated

Gold	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	CFSP Validated

Gold	Yokohama Metal Co Ltd	CFSP Validated

Gold	Yunnan Copper Industry Co Ltd	CFSP Validated

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CFSP Validated

Gold	Zijin Mining Group Co. Ltd	CFSP Validated

Gold	Codelco	Unknown

Gold	DaeryongENC	Unknown

Gold	Dongguan Standard Electronic Material.Co., Ltd	Unknown

Gold	Kunshan Jinli chemical industry reagents co., Ltd.	Unknown

Gold	MK electron	Unknown

Gold	Ningbo Kangqiang	Unknown

Gold	Remondis Argentia B.V.	Unknown

Gold	Scotia Mocatta	Unknown

Gold	Shanghai Gold exchange	Unknown

Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD	Unknown

Gold	Suzhou Xingrui Noble	Unknown

Gold	Tai zhou chang san Jiao electron Co., Ltd	Unknown

Gold	Technic Inc	Unknown

Gold	The Hutti Gold Company	Unknown

Gold	Yantai Zhaojin Lai Fuk Precious Metals Ltd	Unknown

Gold	Zhongshan Public Security Bureau, Guangdong Province, China	Unknown

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CFSP Validated

Tantalum	Conghua Tantalum and Niobium Smeltry	CFSP Validated

Tantalum	Duoluoshan	CFSP Validated

Tantalum	Exotech Inc.	CFSP Validated

Tantalum	F&X Electro-Materials Ltd.	CFSP Validated

Tantalum	Global Advanced Metals Boyertown	CFSP Validated

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CFSP Validated

Tantalum	H.C. Starck Co., Ltd.	CFSP Validated

Tantalum	H.C. Starck GmbH Goslar	CFSP Validated

Tantalum	H.C. Starck GmbH Laufenburg	CFSP Validated

Tantalum	H.C. Starck Hermsdorf GmbH	CFSP Validated

Tantalum	H.C. Starck Inc.	CFSP Validated

Tantalum	H.C. Starck Ltd.	CFSP Validated

Tantalum	H.C. Starck Smelting GmbH & Co.KG	CFSP Validated

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSP Validated

Tantalum	Hi-Temp	CFSP Validated

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSP Validated

Tantalum	Jiujiang Tanbre Co., Ltd.	CFSP Validated

Tantalum	KEMET Blue Powder	CFSP Validated

Tantalum	King-Tan Tantalum Industry Ltd	CFSP Validated

Tantalum	LSM Brasil S.A.	CFSP Validated

Tantalum	Metallurgical Products India (Pvt.) Ltd.	CFSP Validated

Tantalum	Mineração Taboca S.A.	CFSP Validated

Tantalum	Mitsui Mining & Smelting	CFSP Validated

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CFSP Validated

Tantalum	Plansee SE Reutte	CFSP Validated

Tantalum	RFH Tantalum Smeltry Co., Ltd	CFSP Validated

Tantalum	Solikamsk Magnesium Works OAO	CFSP Validated

Tantalum	Taki Chemicals	CFSP Validated

Tantalum	Telex	CFSP Validated

Tantalum	Ulba	CFSP Validated

Tantalum	Zhuzhou Cement Carbide	CFSP Validated

Tantalum	Shanghai Jiangxi Metals Co. Ltd	Unknown

Tantalum	Tantalite Resources	Unknown

Tin	Alpha	CFSP Validated

Tin	China Rare Metal Materials Company	CFSP Validated

Tin	China Tin Group Co., Ltd.	CFSP Validated

Tin	CNMC (Guangxi) PGMA Co. Ltd.	CFSP Validated

Tin	Cooper Santa	CFSP Validated

Tin	CV JusTindo	CFSP Validated

Tin	CV Nurjanah	CFSP Validated

Tin	CV Serumpun Sebalai	CFSP Validated

Tin	CV United Smelting	CFSP Validated

Tin	Dowa	CFSP Validated

Tin	EM Vinto	CFSP Validated

Tin	Feinhütte Halsbrücke GmbH	CFSP Validated

Tin	Fenix Metals	CFSP Validated

Tin	Gejiu Kai Meng Industry and Trade LLC	CFSP Validated

Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CFSP Validated

Tin	Gejiu Zi-Li	CFSP Validated

Tin	Huichang Jinshunda Tin Co. Ltd	CFSP Validated

Tin	Jiangxi Nanshan	CFSP Validated

Tin	Linwu Xianggui Smelter Co	CFSP Validated

Tin	Magnu’s Minerais Metais e Ligas LTDA	CFSP Validated

Tin	Malaysia Smelting Corporation (MSC)	CFSP Validated

Tin	Metallic Resources Inc	CFSP Validated

Tin	Mineração Taboca S.A.	CFSP Validated

Tin	Minsur	CFSP Validated

Tin	Mitsubishi Materials Corporation	CFSP Validated

Tin	NGHE TIN NON-FERROUS METAL	CFSP Validated

Tin	Novosibirsk Integrated Tin Works	CFSP Validated

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CFSP Validated

Tin	O.M. Manufacturing Philippines, Inc.	CFSP Validated

Tin	OMSA	CFSP Validated

Tin	PT Alam Lestari Kencana	CFSP Validated

Tin	PT Artha Cipta Langgeng	CFSP Validated

Tin	PT Babel Inti Perkasa	CFSP Validated

Tin	PT Bangka Kudai Tin	CFSP Validated

Tin	PT Bangka Putra Karya	CFSP Validated

Tin	PT Bangka Timah Utama Sejahtera	CFSP Validated

Tin	PT Bangka Tin Industry	CFSP Validated

Tin	PT Belitung Industri Sejahtera	CFSP Validated

Tin	PT BilliTin Makmur Lestari	CFSP Validated

Tin	PT Bukit Timah	CFSP Validated

Tin	PT Eunindo Usaha Mandiri	CFSP Validated

Tin	PT Fang Di MulTindo	CFSP Validated

Tin	PT Karimun Mining	CFSP Validated

Tin	PT Mitra Stania Prima	CFSP Validated

Tin	PT Pelat Timah Nusantara Tbk	CFSP Validated

Tin	PT Prima Timah Utama	CFSP Validated

Tin	PT REFINED BANGKA TIN	CFSP Validated

Tin	PT Sariwiguna Binasentosa	CFSP Validated

Tin	PT Stanindo Inti Perkasa	CFSP Validated

Tin	PT Sumber Jaya Indah	CFSP Validated

Tin	PT Tambang Timah	CFSP Validated

Tin	PT Timah (Persero), Tbk	CFSP Validated

Tin	PT Tinindo Inter Nusa	CFSP Validated

Tin	Rui Da Hung	CFSP Validated

Tin	Soft Metais, Ltda.	CFSP Validated

Tin	Thaisarco	CFSP Validated

Tin	White Solder Metalurgia e Mineração Ltda.	CFSP Validated

Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CFSP Validated

Tin	Yunnan Tin Company, Ltd.	CFSP Validated

Tin	American Iron and Metal	Unknown

Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	Unknown

Tin	CV Duta Putra Bangka	Unknown

Tin	CV Makmur Jaya	Unknown

Tin	Gold Bell Group	Unknown

Tin	Guangxi Huaxi Group Co.,Ltd	Unknown

Tin	IBF IND BRASILEIRA DE FERROLIGAS LTDA	Unknown

Tin	Jia Tian	Unknown

Tin	MCP Metal Specialist Inc.	Unknown

Tin	Metallo Chimique	Unknown

Tin	Minmetals Ganzhou Tin Co. Ltd.	Unknown

Tin	Nathan Trotter & Co.,Inc.	Unknown

Tin	PT Babel Surya Alam Lestari	Unknown

Tin	PT HP Metals Indonesia	Unknown

Tin	PT Koba Tin	Unknown

Tin	PT Yinchendo Mining Industry	Unknown

Tin	Poongsan Corporation	Unknown

Tin	Samhwa Non-Ferrous Metal. Inc Co.,Ltd	Unknown

Tin	Tongding Metal Material Co.,Ltd.	Unknown

Tin	Traxys	Unknown

Tin	WC Heraeus Hanau	Unknown

Tin	Westfalenzinn	Unknown

Tin	Wilhelm Westmetall	Unknown

Tungsten	A.L.M.T. Corp.	CFSP Validated

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CFSP Validated

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CFSP Validated

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CFSP Validated

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSP Validated

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSP Validated

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CFSP Validated

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CFSP Validated

Tungsten	Global Tungsten & Powders Corp.	CFSP Validated

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CFSP Validated

Tungsten	H.C. Starck GmbH	CFSP Validated

Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CFSP Validated

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CFSP Validated

Tungsten	Japan New Metals Co., Ltd.	CFSP Validated

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CFSP Validated

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CFSP Validated

Tungsten	Kennametal Fallon	CFSP Validated

Tungsten	Kennametal Huntsville	CFSP Validated

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CFSP Validated

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	CFSP Validated

Tungsten	Wolfram Bergbau und Hütten AG	CFSP Validated

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CFSP Validated

Tungsten	Xiamen Tungsten Co., Ltd.	CFSP Validated

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CFSP Validated

Tungsten	Nanchang Cemented Carbide Limited Liability Company	Unknown

Tungsten	North American Tungsten	Unknown

Tungsten	Voss Metals Company, Inc.	Unknown

Tungsten	Wolfram Company CJSC	Unknown

Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	Unknown

Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	Unknown

APPENDIX B

Below is a summary of the minerals and country of origin information, collected as a result of the Company’s RCOI and due diligence:

CONFLICT MINERAL	Countries of Origin and other sources may include the following:

GOLD	L1, L2, L3, DRC, Argentina; Australia; Brazil; Canada; Chile; China; Germany; Hong Kong; Indonesia; Italy; Japan; Korea; Papua New Guinea; Peru; Philippines; South America; SOUTH AFRICA; Switzerland; Taiwan; UNITED STATES

TANTALUM	L1, L3, Australia; Austria; Belarus; Bolivia; Brazil; Canada; China; DRC; Ethiopia; India; Mozambique; Namibia; Russia; Rwanda; Sierra Leone; UNITED STATES; Zimbabwe

TIN	L1, L3, Australia; Bolivia; Brazil; Canada; China; DRC; Germany; Indonesia; Japan; Nigeria; Peru; Rwanda; South East Asia Countries; UNITED STATES

TUNGSTEN	Australia; Bolivia; Brazil; Canada; China; Columbia; Japan; Mexico; Nigeria; Portugal; Russia; Rwanda; Spain; Thailand; UNITED STATES; Vietnam

MINERAL SOURCING	Countries of Origin including the following:

L1	Argentina; Australia; Austria; Belgium; Bolivia; Brazil; Canada; Chile; China; Colombia; Côte D’Ivoire; Czech Republic; Djibouti; Egypt; Estonia; Ethiopia; France; Germany; Guyana; Hungary; India; Indonesia; Ireland; Israel; Japan; Kazakhstan; Laos; Luxembourg; Madagascar; Malaysia; Mongolia; Myanmar; Namibia; Netherlands; Nigeria; Peru; Portugal; Russia; Sierra Leone; Singapore; Slovakia; South Korea; Spain; Suriname; Switzerland; Taiwan; Thailand; United Kingdom; United States of America; Vietnam; Zimbabwe

L2	Kenya; Mozambique; South Africa

L3	Angola; Burundi; Central African Republic; Republic of Congo; Rwanda; South Sudan; Tanzania; Uganda; Zambia

DRC	Democratic Republic of Congo